   As filed with the Securities and Exchange Commission on June 19, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 WRAP TECHNOLOGIES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	98-0551945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Wrap Technologies, Inc. 1817 W 4th Street Tempe, Arizona 85281 (800) 583-2652	James A. Barnes Chief Financial Officer, Secretary and Treasurer Wrap Technologies, Inc. 1817 W 4th Street Tempe, Arizona 85281 (800) 583-2652
(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices),	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

James A. Barnes
Chief Financial Officer, Secretary and Treasurer
Wrap Technologies, Inc.
1817 W 4th Street
Tempe, Arizona 85281
(800) 583-2652

Daniel W. Rumsey, Esq.
Jessica R. Sudweeks, Esq.
Disclosure Law Group, a Professional Corporation
655 West Broadway, Suite 870
San Diego, CA 92101
Telephone: (619) 272-7050
Facsimile: (619) 330-2101

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.0001 per share	3,000,000	$7.175	$21,525,000	$2,793.95

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover the additional securities of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)
The amount to be registered includes 3,000,000 shares of common stock, par value $0.0001 per share, currently held by the selling stockholders identified herein.

(3)
Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, calculated on the basis of the average of the high and low prices per share of the registrant’s common stock as reported by The Nasdaq Capital Market on June 12, 2020.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 19, 2020

WRAP TECHNOLOGIES, INC.

3,000,000 SHARES
COMMON STOCK

This prospectus relates to the sale from time to time of up to 3,000,000 shares of our common stock, par value $0.0001 per share (“Common Stock”), by the selling stockholders identified in this prospectus, each of whom are directors or officers of Wrap Technologies, Inc. (“Wrap,” the “Company”). All of the shares being offered, when sold, will be sold by the selling stockholders. The shares of Common Stock to be registered (the “Shares”) were acquired by each of Scot Cohen, Executive Chair of the Board of Directors of the Company (the “Board”), and David Norris, Chief Executive Officer and a member of the Board, in private transactions that occurred prior to the Company’s initial public offering.

We are registering the Shares to provide the selling stockholders with freely tradable securities. This prospectus does not necessarily mean that the selling stockholders will offer or sell those shares. Up to 3,000,000 shares of common stock may be sold from time to time after the effectiveness of the registration statement, of which this prospectus forms a part.

We will not receive proceeds from the sale of the shares of common stock by the selling stockholders. All selling and other expenses incurred by the selling stockholders will be paid by the selling stockholders, except for certain legal fees and expenses, which will be paid by us.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “WRTC.” The last reported sale price of our common stock on June 19, 2020 was $9.50 per share.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2020

WRAP TECHNOLOGIES, INC.

-i-

ABOUT THIS PROSPECTUS

We will not receive any proceeds from the sale of any shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. Before making an investment decision, it is important for you to read and consider the information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

You may only rely on the information contained in this prospectus or incorporated herein by reference. We have not authorized anyone to provide you with information that differs from what is contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Unless otherwise stated or the context requires otherwise, references to “Wrap Technologies,” the “Company,” “we,” “us” or “our” are to Wrap Technologies, Inc., a Delaware corporation.

PROSPECTUS SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section contained in this prospectus and the other documents incorporated by reference into this prospectus.

Overview

We are a security technology company organized in March 2016, focused on delivering modern policing solutions to customers, primarily consisting of law enforcement and security personnel. We began demonstrations of our first product, the BolaWrap 100 remote restraint device, in November 2017. The immediate addressable domestic market consists of approximately 900,000 full-time sworn law enforcement officers in the U.S. We have demonstrated the product to over 490 law enforcement agencies across the country, often with media in attendance, resulting in hundreds of media reports including television and print that have driven over 1,900 inquiries from domestic and international law enforcement personnel. Over 140 law enforcement agencies and 29 distributors took delivery of the BolaWrap 100 devices during 2018 and 2019. In addition to sales to domestic and international agencies and distributors, we delivered through December 2019 over 550 test and evaluation devices at no cost to strategic agencies for trial, evaluation and feedback. Our product is gaining important worldwide awareness and recognition through media exposure, trade show participations, product demonstrations and word of mouth as a result of positive responses to our product. We believe we are establishing a global brand and the product foundation for business growth. We believe we have strong market opportunities for our restraint product offering within the law enforcement, military and homeland security business sectors domestically and internationally.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the section titled “Risk Factors” beginning on page 4 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase securities that may be offered in this prospectus.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Corporate Information

We are incorporated in Delaware. The Company resulted from the March 31, 2017 merger of Wrap Technologies, LLC (“Wrap LLC”) with and into our wholly-owned subsidiary MegaWest Energy Montana Corp. (“MegaWest”). Our principal place of business is located at 1817 West 4th Street, Tempe, Arizona 85281. Our telephone number is (800) 583-2652. Our corporate website address is www.wraptechnologies.com. The information contained on our website is not, and should not be interpreted to be, part of this prospectus supplement or the accompanying prospectus.

Our Common Stock is currently listed for quotation on the Nasdaq Capital Market under the symbol WRTC.

The Offering

Shares of common stock offered by selling stockholders (1)	3,000,000

Use of Proceeds	We will not receive any proceeds from the sale of our common stock offered by the selling stockholders under this prospectus. See “Use of Proceeds” beginning on page 7 of this prospectus.

Risk Factors
See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before investing in our common stock.

Nasdaq Symbol	“WRTC”

(1)
The number of shares of common stock being registered hereunder represent shares acquired by each of Scot Cohen, Executive Chair of the Board, and David Norris, Chief Executive Officer and a member of the Board, in private transactions that occurred prior to the Company’s initial public offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our common stock could decline materially, and you could lose all or part of your investment.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

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the availability of capital to satisfy our working capital requirements;

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the accuracy of our estimates regarding expenses, future revenue and capital requirements;

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anticipated trends and challenges in our business and the markets in which we operate;

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our ability to anticipate market needs or develop new or enhanced products to meet those needs;

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our expectations regarding market acceptance of our products;

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the success of competing products by others that are or become available in the market in which we sell our products ;

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our ability to protect our confidential information and intellectual property rights;

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our ability to manage expansion into international markets;

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our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise;

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developments in the U.S. and foreign countries; and

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other risks and uncertainties, including those described under “Risk Factors” and elsewhere in this prospectus.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 3,000,000 shares of our common stock previously issued to the selling stockholders. The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. The Shares may be sold in ordinary brokerage transactions on the Nasdaq Capital Market or any other stock exchange or in private transactions through direct negotiations between one or more of the selling stockholders and a purchaser thereof. We do not know how long the selling stockholders will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares. See the section entitled “Plan of Distribution” beginning on page 8 of this prospectus.

The Shares were acquired by each of Scot Cohen, Executive Chair of the Board, and David Norris, Chief Executive Officer and member of the Board, in private transactions that occurred prior to the Company’s initial public offering.

The following table presents information regarding the selling stockholders and the shares of common stock that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholders. The percent of beneficial ownership for the selling stockholders is based on 33,497,134 shares of our stock outstanding as of June 15, 2020. Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), beneficial ownership includes any shares of common stock as to which a selling stockholder has sole or shared voting power or investment power and any shares of common stock that the selling stockholder has the right to acquire within 60 days of June 15, 2020.

	Shares Beneficially Owned Prior to	Shares Offered	Shares Beneficially Owned After Offering (3)
Selling Stockholder (1)	Offering	Hereby (2)	Number	Percent

Scot Cohen	5,409,906(4)	1,500,000	3,909,906	11.6%
David Norris	2,336,596(5)	1,500,000	836,596	2.5%

*	Less than 1%.
(1)
Information concerning named selling stockholders or future transferees, pledgees, assignees, distributees, donees or successors of or from any such stockholder or others who later hold any selling stockholder’s interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is material.  In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

(2)
Amount offered for resale pursuant to this prospectus consists of shares of Common Stock acquired by each of Scot Cohen, Executive Chair of the Board, and David Norris, Chief Executive Officer and a member of the Board, in private transactions that occurred prior to the Company’s initial public offering.

(3)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of June 15, 2020 are deemed outstanding.  Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Beneficial ownership assumes that the selling stockholders will sell all shares of common stock registered under this prospectus directly held by such selling stockholders, and is based on 33,497,134 shares of common stock outstanding as of June 15, 2020.

(4)
Includes 5,259,906 shares held by Mr. Cohen and 150,000 shares underlying stock options that may be exercised within 60 days from June 15, 2020. Mr. Cohen is the current Executive Chair of the Company.

(5)
Consists of 1,808,128 shares beneficially owned by Mr. Norris through a family trust; 500,000 shares underlying stock options that may be exercised within 60 days from June 15, 2020; 28,468 shares held by Mr. Norris; and Mr. Norris is the current Chief Executive Officer of the Company and a member of the Board of Directors.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the shares of our common stock offered by this prospectus. The selling stockholders will receive all of the proceeds from any sale of the shares of our common stock offered by this prospectus. For information about the selling stockholders, see “Selling Stockholders” on page 6 of this prospectus.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

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a combination of any such methods of sale; or

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any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption or exclusion from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with any sale of the securities, selling stockholders must comply with the Company’s insider trading policy. In addition, any sale of securities pursuant to this registration statement by the selling stockholders requires pre-clearance from a majority vote of the members of the Nominating and Governance Committee of the Board of Directors of the Company.

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company will pay certain fees and expenses incurred by the Company incident to the registration of the securities, including legal and accounting fees incurred in connection with the registration of the securities.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF OUR COMMON STOCK

General

Our amended and restated certificate of incorporation (“Charter”) authorizes us to issue up to 150,000,000 shares of our common stock, par value $0.0001 per share, and up to 5,000,000 shares of preferred stock, par value $0.0001 per share.

Transfer Agent

Our Transfer Agent and Registrar for our common stock is Colonial Stock Transfer, located at 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111.

Common Stock

As of June 15, 2020, there were 33,497,134 shares of our common stock issued and outstanding, which were held by approximately 35 stockholders of record, 7,412,044 shares of common stock subject to outstanding warrants, 3,348,760 shares of common stock subject to outstanding stock options and restricted stock units under our 2017 Stock Incentive Plan and 50,000 shares of common stock subject to other outstanding stock options.

Except as otherwise expressly provided in our Charter, or as required by applicable law, all shares of our common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below. All outstanding shares of our common stock are fully paid and nonassessable.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters. Par common stock does not have cumulative voting rights, which means that holders of the shares of our common stock with a majority of the votes to be cast for the election of directors can elect all directors then being elected.

Dividends. Each share of our common stock has an equal and ratable right to receive dividends to be paid from our assets legally available therefore when, as and if declared by our Board of Directors. We have never declared or paid cash dividends on our common stock, and we do not anticipate paying cash dividends on our common stock in the foreseeable future.

Liquidation. In the event we dissolve, liquidate or wind up, the holders of our common stock are entitled to share equally and ratably in the assets available for distribution after payments are made to our creditors and to the holders of any outstanding preferred stock we may designate and issue in the future with liquidation preferences greater than those of our common stock.

Other. The holders of shares of our common stock have no preemptive, subscription or redemption rights and are not liable for further call or assessment. All of the outstanding shares of our common stock are, and the shares of common stock offered hereby will be, fully paid and nonassessable.

DIVIDEND POLICY

Each share of our common stock has an equal and ratable right to receive dividends to be paid from our assets legally available therefore when, as and if declared by our Board of Directors. We have never declared or paid cash dividends on our common stock, and we do not anticipate paying cash dividends on our common stock in the foreseeable future.

DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND
OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Certain provisions of Delaware law, our Charter and Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law.

We are subject to Section 203 (“Section 203”) of the Delaware General Corporation Law (the “DGCL”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation, or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our Common Stock, and may also limit the price that investors are willing to pay in the future for our Common Stock.

Charter and Bylaws.

Our Charter and Bylaws contain provisions that could make the acquisition of the Company more difficult by means of a tender offer, a proxy contest or otherwise. These provisions are summarized below:

Undesignated Preferred Stock. The authorization of our undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Size of Board and Vacancies. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholder vote, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors.

No Cumulative Voting. Our Charter and Bylaws do not provide for cumulative voting in the election of directors.

Stockholder Meetings. Our Bylaws provide that special meetings of our stockholders may be called only by our President or by our Board of Directors or by the President at the request of holders of not less than 51% of all outstanding shares of our voting stock.

Choice of Forum

Our Bylaws provide that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, our Charter or our Bylaws, or (iv) any action to interpret, apply, enforce or determine the validity of our Charter or our Bylaws, or (v) any action asserting a claim against the Company governed by the internal affairs doctrine. However, we do not believe this exclusive forum provision would not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act.

The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Bylaws to be inapplicable or unenforceable in such action.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Disclosure Law Group, a Professional Corporation, of San Diego, California.

EXPERTS

Rosenberg Rich Baker Berman, P.A., our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Rosenberg Rich Baker Berman, P.A.’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

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our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 10, 2020;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on April 29, 2020;

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Our Current Report on Form 8-K filed on April 2, 2020;

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Our Current Report on Form 8-K filed on May 5, 2020;

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Our Current Report on Form 8-K filed on May 29, 2020;

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Our Current Report on Form 8-K filed on June 2, 2020;

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Our Current Report on Form 8-K filed on June 8, 2020; and

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the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on September 8, 2017, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Wrap Technologies, Inc.
1817 W 4th Street
Tempe, Arizona 85281
(800) 583-2652

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

3,000,000 Shares
Common Stock

PROSPECTUS

                        , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC and FINRA registration fees.

Amount
SEC registration fee	$2,793
Legal fees and expenses	$25,000
Accounting fees and expenses	$5,000
Miscellaneous fees and expenses	$2,000
Total	$34,793

* To be included by amendment.

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our amended and restated certificate of incorporation (“Charter”) and Bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. Our Charter provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

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for any breach of the director’s duty of loyalty to us or our stockholders;

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for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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under Section 174 of the Delaware General Corporation Law (the “DGCL”); or

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for any transaction from which the director derived any improper personal benefit.

Our Charter also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by the DGCL; provided, however, that we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and provided, further, that we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless:

●
such indemnification is expressly required to be made by law;

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the proceeding was authorized by the board of directors; or

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such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under the DGCL.

Our Bylaws provide that we shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses by any director or executive officer in connection with any such proceeding upon receipt of any undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under Article XI of our Bylaws or otherwise. Notwithstanding the foregoing, unless otherwise determined, no advance shall be made by us if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of directors who were not parties to the proceeding, or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Our Bylaws also authorize us to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to our Bylaws.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Section 145(d) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b).

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

 Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for acts or omissions which (1) which breached the director’s duty of loyalty to the corporation or its stockholders, (2) which were not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL; or (4) from which the director derived an improper personal benefit.

We have obtained directors’ and officers’ insurance to cover our directors and officers for certain liabilities.

Item 16. Exhibits.

5.1*	Opinion of Disclosure Law Group, a Professional Corporation.
23.1*	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm – Rosenberg Rich Baker Berman, P.A. (filed herewith).
24.1	Power of Attorney (included on the signature page hereof)

*	To be filed by amendment

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Las Vegas, State of Nevada, on June 19, 2020.

WRAP TECHNOLOGIES, INC.

By:	/s/ David Norris
David Norris
Chief Executive Officer

 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Barnes as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ David Norris	Chief Executive Officer and Director	June 19, 2020
David Norris	(Principal Executive Officer)

/s/ James A. Barnes	Chief Financial Officer, Secretary, Treasurer	June 19, 2020
James A. Barnes	(Principal Accounting Officer)

/s/ Scot Cohen	Executive Chairman of Board	June 19, 2020
Scot Cohen

/s/Patrick Kinsella	Director	June 19, 2020
Patrick Kinsella

/s/Michael Parris	Director	June 19, 2020
Michael Parris

/s/Wayne R. Walker	Director	June 19, 2020
Wayne R. Walker

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